Exhibit D

Disclosed Contracts

One or more of the Reporting Persons have entered into various contracts with the Issuer at various times prior to the time of filing of this Schedule 13D. Part A below contains a list of the dates, contract names and EDGAR links to the disclosures by the Issuer of the descriptions of contracts and forms of contracts with respect thereto, each of which are incorporated by reference herein. Part B below contains the date, contract names and a brief description of certain contracts, waivers, notes or other agreements, each of which either relate to disclosures in Part A or consists of a contract, waiver, note or other agreement that the Issuer did not otherwise consider material and the forms of which were not disclosed in the Issuer’s public filings with the Securities and Exchange Commission.

A.	Issuer Reported Contracts and Transactions with Reporting Person(s)
Date	Name	8K Link
10/6/2023	Securities Purchase Agreement	https://www.sec.gov/ix?doc=/Archives/edgar/data/1922858/000149315223036810/form8-k.htm
10/6/2023	Securities Purchase Agreement	https://www.sec.gov/ix?doc=/Archives/edgar/data/1922858/000149315223039409/forms-4a.htm
8/9/2024	Securities Purchase Agreement	https://www.sec.gov/ix?doc=/Archives/edgar/data/1922858/000121390024067414/ea0210967-8k_ecdauto.htm
1/8/2025	Securities Purchase Agreement	https://www.sec.gov/ix?doc=/Archives/edgar/data/1922858/000121390025003462/ea0227589-8k_ecdauto.htm
4/4/2025	Business Loan and Security Agreement	https://www.sec.gov/ix?doc=/Archives/edgar/data/1922858/000121390025031173/ea0237934-8k_ecdauto.htm
5/14/2025	Amendment and Exchange Agreement	https://www.sec.gov/ix?doc=/Archives/edgar/data/1922858/000121390025043751/ea0242351-8k_ecd.htm
6/5/2025	Securities Purchase Agreement	https://www.sec.gov/ix?doc=/Archives/edgar/data/1922858/000121390025053525/ea0245400-8k_ecd.htm
6/20/2025	Second Amendment and Exchange Agreement	https://www.sec.gov/ix?doc=/Archives/edgar/data/1922858/000121390025056429/ea0246319-8k_ecdauto.htm
6/20/2025	Agreement and Waiver	https://www.sec.gov/ix?doc=/Archives/edgar/data/1922858/000121390025056429/ea0246319-8k_ecdauto.htm
7/7/2025	Third Amendment and Exchange Agreement	https://www.sec.gov/ix?doc=/Archives/edgar/data/1922858/000121390025061673/ea0248247-8k_ecdauto.htm
7/7/2025	Additional Note	https://www.sec.gov/ix?doc=/Archives/edgar/data/1922858/000121390025061673/ea0248247-8k_ecdauto.htm
8/7/2025	Additional Exchange	https://www.sec.gov/ix?doc=/Archives/edgar/data/1922858/000121390025075915/ea0253160-8k_ecdauto.htm
8/13/2025	Securities Purchase Agreement	https://www.sec.gov/ix?doc=/Archives/edgar/data/1922858/000121390025075915/ea0253160-8k_ecdauto.htm
10/27/2025	Additional Preferred Shares	https://www.sec.gov/ix?doc=/Archives/edgar/data/1922858/000121390025102824/ea0262641-8k_ecdauto.htm
3/12/2026	Exchange and Short Form Merger	https://www.sec.gov/Archives/edgar/data/1922858/000143774926007837/ecda20260310_8k.htm

B.	Other Related Contracts and Transactions with Reporting Person(s)
Date	Name	Description
1/11/2024	Consent and Limited Waiver	Waiver of Company issuing 25,000 common shares to Benjamin Piggott
5/8/2024	Consent and Limited Waiver	Waiver of Company issuing 100,000 common shares to MZHCI LLC as compensation for an IR Consultant Agreement
6/21/2024	Consent and Limited Waiver	Waiver of Company issuing 100,000 common shares to Outside The Box Capital pursuant to a written Marketing Services Agreement
9/26/2025	Consent and Limited Waiver	Waiver of issuance of 550,000 warrants to Loeb and Loeb LLP as compensation for accrued legal fee
10/27/2025	Consent and Waiver Agreement	Waiver allowing Company to decrease legal fee owed to Kelley Drye & Warren LLP upon an Additional Closing from $35,000 to $20,000
2/12/2026	Additional Note	Additional Note under June 2025 SPA of $320,795 principal
2/26/2026	Additional Note	Additional Note under June 2025 SPA of $109,861.38 principal
3/10/2026	Additional Note	Additional Note under June 2025 SPA of $137,326.63 principal
3/12/2026	Additional Note	Additional Note under June 2025 SPA of $2,663,770.00 principal